Exhibit 5.1

Jones Day

2, rue Saint Florentin

75001 Paris

France

December 12, 2011

France Telecom

6, place d’Alleray

75015 Paris, France

Re: Registration Statement on Form F-3 Filed by France Telecom

Ladies and Gentlemen:

We have acted as special French counsel for France Telecom, a French société anonyme (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of debt securities (obligations under French law) of the Company (the “Debt Securities”) in one or more series, as contemplated by the Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission (the “Commission”), to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, subject to the further limitations, qualifications and assumptions set forth herein, and taking into account the provisions of French law which we consider applicable, we are of the opinion that, as of the date hereof, the Debt Securities, when issued by the Company upon decision of the président-directeur général (chairman and chief executive officer) or the directeur général délégué (chief executive officer delegate) of the Company in accordance with the resolutions of the conseil d’administration (board of directors), will be duly authorized.

In our examination of the foregoing documents, we have assumed, with your consent, the authenticity of the signatures on the documents submitted to us as original copies, and the conformity of all copies of documents with the originals thereof.

We are members of the Paris bar and this opinion is limited to the laws of the French Republic.

This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Validity of the Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the French Republic.

Very truly yours,

/s/  Jones Day